Exhibit 10.4

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of October 19, 2009 by and among TRX, INC. (the “Borrower”) and ATLANTIC CAPITAL BANK, as Lender (the “Lender”).

WHEREAS, the Borrower and the Lender have entered into that certain Credit Agreement dated as of May 30, 2008 (as amended, supplemented, restated or otherwise modified from time to time and as in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower and the Lender desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement. The parties hereto agree that the Credit Agreement is amended as follows:

(a) The Credit Agreement is amended by deleting the defined terms “Applicable Rate” and “Maturity Date”, in each case in Section 1.01, in their entireties and substituting in their place the following:

“Applicable Rate” means a per annum rate equal to: (a) with respect to Base Rate Loans, 1.75%; (b) with respect to LIBOR Loans and Letters of Credit, 3.00% and (c) with respect to the commitment fee, 0.50%.

“Maturity Date” means April 30, 2011.

(b) The Credit Agreement is further amended by deleting clause (a) of Section 2.07 in its entirety and substituting in its place the following:

“(a) Subject to the provisions of subsection (b) below, (i) each LIBOR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the greater of (x) the LIBOR plus the Applicable Rate and (y) 4.25%; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the greater of (x) the Base Rate plus the Applicable Rate and (y) 4.25%.”

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Lender of each of the following, each in form and substance satisfactory to the Lender:

(a) A counterpart of this Amendment duly executed by the Borrower, and the Lender;

(b) A Guarantor Acknowledgment substantially in the form of Annex 1 attached hereto, executed by each Guarantor;

(c) Payment of an amendment fee in the amount of $5,000; and

(d) Such other documents, instruments and agreements as the Lender may reasonably request.

Section 3. Representations. The Borrower represents and warrants to the Lender that:

(a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(b) Compliance with Laws, etc. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person; (ii) conflict with, result in a breach of or constitute a default under the Borrower’s articles of incorporation or by-laws or any indenture, agreement or other instrument to which the Borrower is a party or by which it or any of its properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof nor will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrower. The Borrower hereby repeats and reaffirms in all material respects all representations and warranties made by the Borrower to the Lender in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof (except to the extent that such representations and warranties are expressly made only as of an earlier date) with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Certain References; Loan Document. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. Each of the parties hereto agree that this Amendment shall be deemed to be a Loan Document.

Section 6. Expenses. The Borrower shall reimburse the Lender upon demand for all costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

THE BORROWER:

TRX, INC.

By:	/s/ David Cathcart
	Name:	David Cathcart
	Title:	CFO

THE LENDER:

ATLANTIC CAPITAL BANK

By:	/s/ Robert Bugbee
	Name:	Robert Bugbee
	Title:	Senior Vice President

ANNEX 1

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of October         , 2009 (this “Acknowledgment”) executed by each of the undersigned in favor of Atlantic Capital Bank, as Lender (the “Lender”).

WHEREAS, TRX, Inc. (the “Borrower”) and the Lender have entered into that certain Credit Agreement dated as of May 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, each of the entities identified as “Subsidiary Guarantors” on the signature page hereto is a party to that certain Guaranty dated as of May 30, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guaranty”) pursuant to which they guaranty, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the Subsidiary Guaranty;

WHEREAS, BCD Holdings N.V. (“BCD”) is a party to that certain Guaranty dated as of December 2, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “BCD Guaranty”) pursuant to which it guaranties, among other things, the Borrower’s obligations under the Credit Agreement on the terms and conditions contained in the BCD Guaranty;

WHEREAS, the Borrower and the Lender are to enter into a Second Amendment to Credit Agreement dated as of the date hereof (the “Amendment”), to amend the terms of the Credit Agreement on the terms and conditions contained in the Amendment; and

WHEREAS, it is a condition precedent to the effectiveness of the Amendment that the Subsidiary Guarantors and BCD execute and deliver this Acknowledgment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

Section 1. Reaffirmation.

(a) Each Subsidiary Guarantor hereby reaffirms its continuing obligations to the Lender under the Subsidiary Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Subsidiary Guaranty, or reduce, impair or discharge the obligations of such Subsidiary Guarantor thereunder.

(b) BCD hereby reaffirms its continuing obligations to the Lender under the BCD Guaranty and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the BCD Guaranty, or reduce, impair or discharge the obligations of BCD thereunder.

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

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IN WITNESS WHEREOF, each of the Subsidiary Guarantors and BCD has duly executed and delivered this Guarantor Acknowledgement as of the date and year first written above.

THE SUBSIDIARY GUARANTORS:

TECHNOLOGY LICENSING COMPANY, LLC
TRAVEL TECHNOLOGY, LLC TRX DATA SERVICES, INC. TRX FULFILLMENT SERVICES, LLC

By:
	Name:	David D. Cathcart
	Title:	Vice President, Secretary and Treasurer

TRX TECHNOLOGY SERVICES, L.P.

By:	TRAVEL TECHNOLOGY, LLC, its General Partner

By:
	Name:	David D. Cathcart
	Title:	Vice President, Secretary and Treasurer

BCD:

BCD HOLDINGS N.V.

By:
Name:
Title: